EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common shares, par value of $0.001 per share, of Sinovac Biotech Ltd., a company incorporated under the laws of Antigua, and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of March 25, 2025.

Advantech Capital L.P.

By:	Advantech Capital Partners Ltd., its general partner

By:	/s/ Yan Yang
Name: Yan Yang
Title: Authorized Signatory

Advantech Capital Partners Ltd.

By:	/s/ Yan Yang
Name: Yan Yang
Title: Authorized Signatory

Green Vision Partners Limited

By:	/s/ Yan Yang
Name: Yan Yang
Title: Director

Prime Success, L.P.

By: Green Vision Partners Limited, its general partner

By:	/s/ Yan Yang
Name: Yan Yang
Title: Authorized Signatory